Exhibit 1.1

4,827,300 Shares

MOMENTA PHARMACEUTICALS, INC.

COMMON STOCK, PAR VALUE $0.0001 PER SHARE

UNDERWRITING AGREEMENT

July 21, 2005

July 21, 2005

Morgan Stanley & Co. Incorporated

Deutsche Bank Securities Inc.

Banc of America Securities LLC

SG Cowen & Co., LLC

c/o       Morgan Stanley & Co.
Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs and Mesdames:

Momenta Pharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) 4,827,300 shares (the “Firm Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”).  The Company also proposes to issue and sell to the several Underwriters not more than an additional 724,095 shares (the “Additional Shares”) of Common Stock if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Common Stock granted to the Underwriters in Section 2 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, on Form S-3 (File No. 333-126356), relating to shares of Common Stock (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company.  The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities in the form contained in the Registration Statement at the time of effectiveness is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.  As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Prospectus” and “preliminary prospectus” shall include in each case the documents, if any, incorporated therein by reference.  If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  The terms “supplement,” “amendment” or “amend” as used in this Agreement with respect to the Registration Statement, Basic Prospectus, Prospectus or preliminary prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.          Representations and Warranties.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)           At the time the Registration Statement was filed with the Commission, the Company met the applicable eligibility requirements for use of Form S-3; the Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b)           (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c)           The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

(d)           The Company has no subsidiaries.

(e)           This Agreement has been duly authorized, executed and delivered by the Company.

(f)            The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus.

(g)           The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(h)           The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(i)            The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (A) applicable law, (B) the certificate of incorporation or by-laws of the Company, (C) any agreement or other instrument binding upon the Company that is material to the Company, or (D) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, except with respect to clauses (A), (C) and (D) above where such contravention would not have a material adverse effect on the Company.  No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except (X) such as have been obtained or made under the Securities Act, (Y) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, or (Z) such as may be required by the National Association of Securities Dealers, Inc. in connection with the purchase and distribution of the Shares.

(j)            There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(k)           There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(l)            Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(m)          The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(n)           The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company.

(o)           There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company.

(p)           There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement that have not been effectively waived.

(q)           The Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, (ii) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure and (iii) are sufficient to provide reasonable assurances with respect to the performance of the functions for which they were established.  Based on the evaluation of the Company’s disclosure controls and procedures described above, the Company is not aware of (a) any significant deficiency in the design or operation of its internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or, (b) any material weaknesses in its internal controls or (c) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(r)            The Company is in compliance with all applicable material provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are in effect.

(s)           The Company has (i) orally fairly summarized in all material respects the substance of all of its material communications with representatives of the U.S. Food and Drug Administration (the “FDA”); and (ii) no knowledge of any pending communication from the FDA that would cause the Company to revise its strategy for seeking marketing approval from the FDA for M-Enoxaparin or any of the Company’s other products under development as described in the Registration Statement and Prospectus.

(t)            The animal studies and other preclinical tests conducted by or on behalf of the Company that are described in the Registration Statement and Prospectus or the results of which are referred to in the Registration Statement and Prospectus were and, if still pending, are being conducted in all material respects in accordance with experimental protocols, procedures and controls generally used by qualified experts in the preclinical study of new drugs or diagnostics as applied to comparable products to those being developed by the Company.  The descriptions of the results of such studies and tests contained in the Registration Statement and Prospectus are accurate and complete in all material respects.

2.          Agreements to Sell and Purchase.  The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $25.3988 a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 724,095 Additional Shares at the Purchase Price.  You may exercise this right on behalf of the Underwriters at any time (but not more than once) by giving written notice not later than 30 days after the date of this Agreement.  Such exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased.  The purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice.  Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.  On the day, if any, that Additional Shares are to be purchased (the “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on the Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.  The foregoing sentence shall not apply to (a) the Shares to be sold hereunder or (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing.

3.          Terms of Public Offering.  The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Company is further advised by you that the Shares are to be offered to the public initially at $27.02 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $1.05 a share under the Public Offering Price, and that no Underwriter may allow, and no such dealers may reallow, a concession to any Underwriter or to certain other dealers.

4.          Payment and Delivery.  Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on July 27, 2005, or at such other time on the same or such other date, not later than August 3, 2005, as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than September 2, 2005, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be.  The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5.          Conditions to the Underwriters’ Obligations.  The several obligations of the Underwriters are subject to the following further conditions:

(a)           Subsequent to the execution and delivery of this Agreement and prior to the Closing Date and the Option Closing Date, as the case may be:

(i)            there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)           there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(b)           The Underwriters shall have received on the Closing Date and the Option Closing Date, a certificate, dated such date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or the Option Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or the Option Closing Date, as the case may be.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)           The Underwriters shall have received on the Closing Date and the Option Closing Date an opinion of Wilmer Cutler Pickering Hale and Dorr LLP, outside counsel for the Company, dated as of such date to the effect that:

(i)            The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business and to own, lease and operate its properties as such business and properties are described in the Prospectus.

(ii)           The Company is duly qualified and is in good standing as a foreign corporation authorized to do business in The Commonwealth of Massachusetts.

(iii)          All of the outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable, and to such counsel’s knowledge, all such shares of Common Stock were issued in compliance with a valid exemption from registration under the Securities Act.

(iv)          To such counsel’s knowledge, except as described in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except for any such rights as have been waived.

(v)           This Agreement has been duly authorized, executed and delivered by the Company.

(vi)          The Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and nonassessable.  There are no preemptive rights to purchase any of the Shares pursuant to (A) the Delaware General Corporation law or (B) any agreement filed as an exhibit to any document incorporated by reference into the Prospectus.

(vii)         The Registration Statement has become effective under the Securities Act and, to such counsel’s knowledge, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are pending before or are threatened by the Commission.

(viii)        The statements (i) in the Prospectus under the captions (A) “Risk Factors—Risks Relating to Development and Regulatory Approval—If we are not able to demonstrate therapeutic equivalence for our generic versions of complex drugs, including our M-Enoxaparin and our M-Dalteparin products, to the satisfaction of the FDA, we will not obtain regulatory approval for commercial sale of our generic product candidates, and our future results of operations will be adversely affected”; (B) “Risk Factors—Risks Relating to Development and Regulatory Approval—If the FDA is not able to establish specific guidelines or arrive at a consensus regarding the scientific analyses required for characterizing complex protein drugs, and if the U.S. Congress does not take action to create an abbreviated regulatory pathway for follow-on protein products, then the uncertainty about the value of our glycoprotein program will be increased”; (C) “Risk Factors—Risks Relating to Development and Regulatory Approval—If our preclinical studies and clinical trials for our development candidates are not successful, we will not be able to obtain regulatory approval for commercial sale of our novel or improved drug candidates”; (D) “Risk Factors—Risks Relating to Development and Regulatory Approval—Failure to obtain regulatory approval in foreign jurisdictions would prevent us from marketing our products abroad”; (E) “Risk Factors—Risks Relating to Development and Regulatory Approval—Even if we obtain regulatory approvals, our marketed drugs will be subject to ongoing regulatory review.  If we fail to comply with continuing United States and foreign regulations, we could lose our approvals to market drugs and our business would be seriously harmed”; and (F) “Risk Factors—Risks Relating to Our Dependence on Third Parties—We depend on third-party manufacturers to manufacture products for us.  If in the future we encounter difficulties in our supply or manufacturing arrangements, our business may be materially adversely affected”; (ii) in the Company’s Form 10-K for the fiscal year ended December 31, 2004, as amended through the date of this Agreement, under the captions (A) “Part I, Item 1.—Business—Collaboration and Licenses”; (B) “Part I, Item 1.—Business—Manufacturing”; and (C) “Part I, Item 1.—Business—Regulatory and Legal Matters” (other than the statements under the subsections entitled “Foreign Regulation” and “Hazardous Materials”); and (iii) in Item 15 of Part II of the Registration Statement, insofar as such statements constitute matters of law or legal conclusions or summarize the terms of agreements, are correct in all material respects.

(ix)           To such counsel’s knowledge, there is no action, proceeding or litigation pending or threatened against the Company before any court, governmental or administrative agency or body that is required by the Securities Act or the rules and regulations thereunder to be described in the Registration Statement or Prospectus that is not so described.

(x)            Except as may be required under the Securities Act and the rules and regulations of the Commission thereunder and the Exchange Act, and the rules and regulations of the Commission thereunder, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any United States federal or Massachusetts state governmental authority or agency is necessary for the issuance, sale and delivery of the Shares by the Company to the Underwriters pursuant to this Agreement.

(xi)           The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (A) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the Company’s Certificate of Incorporation or By-laws, or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company is a party and that is filed as an exhibit to the Registration Statement or (B) violate or conflict with any United States federal or Massachusetts state law, rule or regulation that in such counsel’s experience is normally applicable in transactions of the type contemplated by this Agreement, the Delaware General Corporation Law statute, or any judgment, order or decree specifically naming the Company of which such counsel is aware.

(xii)          The Company is not, and after giving effect to the offering and sale of the Shares and application of the proceeds thereof, as described in the Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act.

In addition to the opinions provided above, such counsel will confirm to you as follows:  In the course of acting as counsel for the Company in connection with the preparation of the (a) Registration Statement and the Prospectus, such counsel has participated in conferences with officers and other representatives of the Company and representatives of the independent public accountants of the Company, and (b) the Prospectus (not including the Basic Prospectus), such counsel has participated in conferences with officers and other representatives of the Company, representatives of and counsel for the Underwriters and representatives of the independent public accountants of the Company, during which the contents of the Registration Statement and the Prospectus were discussed.  While the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the

Prospectus (except to the extent expressly set forth in paragraph (viii) above), subject to the foregoing and based on such participation and discussions:

(a)               the Registration Statement, as of its effective date, and the Prospectus, as of the date thereof (except for the financial statements, including the notes and schedules thereto, and other financial, statistical and accounting data and information, and information relating to the Underwriters and the method of distribution of the Shares by the Underwriters included therein or omitted therefrom, as to which such counsel need express no view) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder;

(b)              no facts have come to such counsel’s attention that have caused such counsel to believe that (i) the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except as set forth in the parenthetical in clause (a) above) or (ii) the Prospectus, as of the date it was filed with the Commission pursuant to Rule 424(b)(5)) under the Securities Act or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as set forth in the parenthetical in clause (a) above); and

(c)               such counsel is not aware of any contract or other document of a character required by the Securities Act and the applicable rules and regulations of the Commission thereunder to be filed as an exhibit to the Registration Statement that is not so filed.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the Closing Date or the Option Closing Date, as the case may be, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Representatives) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; provided, however, that such counsel shall further state that they believe that they and the Underwriters are justified in relying upon such opinion of other counsel, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

(d)           The Underwriters shall have received on the Closing Date and the Option Closing Date an opinion of Davidson, Davidson & Kappel, LLC, intellectual property counsel for the Company, dated such date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters.

(e)           The Underwriters shall have received on the Closing Date and the Option Closing Date an opinion of Fish & Richardson P.C., intellectual property counsel for the Company, dated such date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters.

(f)            The Underwriters shall have received on the Closing Date and the Option Closing Date an opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Underwriters, dated such date, covering the matters referred to in Sections 5(c)(v) and 5(c)(vi) (with respect to the first sentence and item (A) of the second sentence only); and the fact that statements in the Prospectus under the caption “Underwriters,” insofar as such statements constitute matters of law or legal conclusions or summarize the terms of agreements, are correct in all material respects.  In addition, such letter shall also contain the statements set forth in the next to last paragraph of Section 5(c), including subsections (a) and (b) thereof, but not subsection (c).  With respect to such statements, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. may state that their beliefs are based upon their participation in the preparation of the Prospectus (not including the Basic Prospectus) and any amendments or supplements thereto (other than the documents incorporated by reference) and upon review and discussion of the contents thereof (including documents incorporated by reference), but are without independent check or verification, except as specified.

The opinions of (i) Wilmer Cutler Pickering Hale and Dorr LLP described in Section 5(c) above , (ii) Davidson, Davidson & Kappel, LLC described in Section 5(d) above and (iii) Fish & Richardson P.C. described in Section 5(e) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(g)           The Underwriters shall have received, on each of the date hereof, the Closing Date and the Option Closing Date, a letter dated such date, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof and the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than five (5) business days prior to the Option Closing Date.

(h)           The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date and the Option Closing Date.

The several obligations of the Underwriters to purchase Shares hereunder are also subject to the delivery to you on the Closing Date and the Option Closing Date, as the case may be, of such other documents as you may reasonably request with respect to the good standing of the Company and other matters related to the issuance of such Shares.

6.          Covenants of the Company.  In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a)           To furnish to you, without charge, five signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)           Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

(c)           If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(d)           To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(e)           To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering the twelve-month period ending September 30, 2006 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(f)            Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 7 entitled “Indemnity and Contribution” and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

7.          Indemnity and Contribution.  (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)           To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares.  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)           The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)            The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

8.          Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

9.          Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected.  If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on the Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on the Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

10.        Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

11.        Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

12.        Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

13.        Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Capital Markets Syndicate Desk; and if to the Company shall be delivered, mailed or sent to Momenta Pharmaceuticals, Inc., 675 West Kendall Street, Cambridge, MA 02142, Attention:  President.

[Balance of page left blank intentionally]

Very truly yours,

Momenta Pharmaceuticals, Inc.

By:	/s/ Alan L. Crane
	Name:	Alan L. Crane
	Title:	Chief Executive Officer

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Deutsche Bank Securities Inc.
Banc of America Securities LLC
SG Cowen & Co., LLC

Acting severally on behalf of themselves
and the several Underwriters named in Schedule I hereto.

By:	Morgan Stanley & Co. Incorporated

By:	/s/ William Blais
	Name:	William Blais
	Title:	Managing Director

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased

Morgan Stanley & Co. Incorporated	2,317,104
Deutsche Bank Securities Inc.	1,448,190
Banc of America Securities LLC	531,003
SG Cowen & Co., LLC	531,003
Total:	4,827,300

EXHIBIT A

[FORM OF LOCK-UP LETTER]

July    , 2005

Morgan Stanley & Co. Incorporated
Deutsche Bank Securities Inc.

Banc of America Securities LLC

SG Cowen & Co., LLC

c/o       Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Dear Sirs and Mesdames:

The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Momenta Pharmaceuticals, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of shares (the “Shares”) of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, (c) dispositions to any trust, family limited partnerships or family limited liability companies, or (d) distributions of shares of Common Stock or any security convertible into Common Stock to partners, members or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b), (c) or (d), each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter.  In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

If (1) the Company notifies you in writing that it does not intend to proceed with the Public Offering, (2) the registration statement or Prospectus filed with the Securities and Exchange Commission with respect to the Public Offering is withdrawn, (3) for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), or (4) the Closing Date shall not have occurred by August 31, 2005, this Lock-up Agreement shall be terminated and the undersigned shall be released from any obligations hereunder.

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Very truly yours,

(Name)

(Address)

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